Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF FEBRUARY 29, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$31,542
Cash equivalents held in trust	1,875
Total investments held in trust	33,417
Cash and cash equivalents	605
Fixed-maturity securities, at fair value	3,570
Accrued investment income	336
Prepaid expenses	6
Premiums receivable	290
Total assets	$38,224

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$1,284
Losses payable	137
Unearned premiums	532
Accrued ceding commission expense	26
Other liabilities	210
Total liabilities	2,189
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(33,845)
Total stockholder’s equity	36,035
Total liabilities and stockholder’s equity	$38,224

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED FEBRUARY 29, 2016

(in thousands)

Revenues:
Premiums earned	$302
Net investment income	49
Total revenues	351
Expenses:
Underwriting expense	69
General and administrative expenses	212
Total expenses	281
Income before federal income taxes	70
Federal income tax benefit	—
Net income	$70